                                                                    EXHIBIT 4.02


                         REGISTRATION RIGHTS AGREEMENT


          THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of December 8, 1999, by and between INTERPORE INTERNATIONAL, INC., a Delaware corporation (the "Company"), and the persons listed on the signature page hereof
                  -------
(each a "Stockholder" and collectively, the "Stockholders").
         -----------                         ------------

                                    RECITALS

          A. The Company and the Stockholders desire to enter into this Agreement for the purpose of granting to the Stockholders certain rights with respect to registering under the Securities Act of 1933, as amended, shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock")
                                                             ------------
which is held by the Stockholders and shares of Common Stock underlying warrants to purchase Common Stock (the "Warrants") held by the Stockholders.
                               --------

          B. The Common Stock and the Warrants are being acquired by the Stockholders pursuant to the transactions (the "Transactions") contemplated by
                                                ------------
the Asset Purchase Agreement, dated as of December 8, 1999, by and among Interpore Orthopaedics, Inc., Quantic Biomedical, Inc., Quantic Biomedical Partners, John Dawdy and Andrew Hood (the "Asset Purchase Agreement").
                                           ------------------------

                                   AGREEMENT

          In consideration of the Recitals and mutual promises contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.  Definitions.  As used in this Agreement, the following terms shall have the
    ---------------------------------------------------------------------------
following meanings:
-------------------

          "Advice" shall have the meaning set forth in Section 4 hereof.
           ------

          "Affiliate" means, with respect to any specified person, any other
           ---------
person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Business Day" means any day that is not a Saturday, a Sunday or a
           ------------
legal holiday on which banking institutions in the State of New York are not required to be open.

          "Capital Stock" means, with respect to any person, any and all shares,
           -------------
interests, participations or other equivalents (however designated) of corporate stock issued by such person, including each class of common stock and preferred stock of such person.

          "Common Stock" means the Common Stock, par value $0.01 per share, of
           ------------
the Company or any other shares of capital stock or other securities of the Company into which such shares of Common Stock shall be reclassified or changed, including, by reason of a merger, consolidation, reorganization or recapitalization. If the Common Stock has been so reclassified or changed, or if the Company pays a dividend or makes a distribution on the Common Stock in shares of capital stock or subdivides (or combines) its outstanding shares of Common Stock into a greater (or smaller) number of shares of Common Stock, a share of Common Stock shall be deemed to be such number of shares of stock and amount of other securities to which a holder of a share of Common Stock outstanding immediately prior to such change, reclassification, exchange, dividend, distribution, subdivision or combination would be entitled.

          "Company" shall have the meaning set forth in the heading hereof.
           -------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and the rules and regulations of the SEC promulgated thereunder.

          "Hold Back Period" shall have the meaning set forth in Section 4
           ----------------
hereof.

          "Holder" means a person who owns Registrable Shares and is either (i)
           ------
a Stockholder or (ii) a Permitted Transferee.

          "Interruption Period" shall have the meaning set forth in Section 4
           -------------------
hereof.

          "Permitted Transferees" means (A) Quantic Biomedical Partners (so long
           ---------------------
as John Dawdy and Andrew Hood are the sole general partners of Quantic Biomedical Partners at the time of such transfer), or (B) John Dawdy and Andrew Hood in their individual capacities; provided that in each case such transferee assumes and agrees to perform and becomes a party to this Agreement.

          "Person" means any individual, corporation, partnership, joint
           ------
venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Piggyback Registration" shall have the meaning set forth in Section 2
           ----------------------
hereof.

          "Prospectus" means the prospectus included in any Registration
           ----------
Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

          "Registrable Shares" means shares of Common Stock issued to any Holder
           ------------------
in the Transactions or pursuant to the exercise of any Warrants unless (i) they have been effectively registered under Section 4 of the Securities Act and disposed of pursuant to an effective Registration Statement, or (ii) all of such Common Stock of a Holder can be freely sold and transferred without restriction under Rule 144 or Rule 145 under the Securities Act or any successor rule such that, after any such transfer referred to in this clause
(ii), such securities may be freely transferred without restriction under the Securities Act. Any Registrable Shares shall cease to be Registrable Shares after two years from the date of issuance of such Registrable Shares.

          "Registration" means registration under the Securities Act of an
           ------------
offering of Registrable Shares pursuant to a Piggyback Registration.

          "Registration Period" means, as to any Holder, the period beginning on
           -------------------
the date hereof and ending on the date when such Holder no longer owns any Registrable Shares.

          "Registration Statement" means any registration statement under the
           ----------------------
Securities Act of the Company that covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          "SEC" means the Securities and Exchange Commission.
           ---

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations of the SEC promulgated thereunder.

          "Transactions" shall have the meaning set forth in Recital B.
           ------------

          "Underwritten Registration or Underwritten Offering" means a
           -------------------------    ---------------------
registration under the Securities Act in which securities of the Company are sold to an underwriter for reoffering to the public.

          2.  Piggyback Registration.
              -----------------------

              (a)  Right to Piggyback.  If at any time during the Registration
                   ------------------
Period the Company proposes to file a registration statement under the Securities Act with respect to a public offering of securities of the same type as the Registrable Shares pursuant to a firm commitment underwritten offering solely for cash for its own account (other than a registration statement (i) on Form S-8 or any successor forms thereto, or (ii) filed solely in connection with a dividend reinvestment plan or employee benefit plan of the Company or its Affiliates) or for the account of any holder of securities of the same type as the Registrable Shares (to the extent that the Company has the right to include Registrable Shares in any registration statement to be filed by the Company on behalf of such holder), then the Company shall give written notice of such proposed filing to the Holders at least 15 days before the anticipated effective date. Such notice shall offer the Holders the opportunity to register such amount of Registrable Shares as they may request (a "Piggyback Registration").
                                                     ----------------------
Subject to Section 2(b) hereof, the Company shall include in each such Piggyback Registration all Registrable Shares with respect to which the Company has received written requests for inclusion therein within 10 days after notice has been given to the Holders. Each Holder shall be permitted to withdraw all or any portion of the Registrable Shares of such Holder from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration; provided, however, that if such withdrawal occurs after the filing of the Registration Statement with respect to such Piggyback Registration, the withdrawing Holders shall reimburse the Company for the portion of the registration expenses payable with respect to the Registrable Shares so withdrawn.

          (b)  Priority on Piggyback Registrations.  The Company shall permit
               -----------------------------------
the Holders to include all such Registrable Shares on the same terms and conditions as any similar securities, if any, of the Company included therein. Notwithstanding the foregoing, if the Company or the managing underwriter or underwriters participating in such offering advise the Holders in writing that the total amount of Registrable Shares requested to be included in such Piggyback Registration exceeds the amount which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per share of the securities to be sold), then the amount of securities to be offered for the account of the Holders and other holders of securities who have piggyback registration rights with respect thereto shall be reduced (to zero if necessary) pro rata on the basis of the number of Registrable Shares requested to be registered by each such Holder or holder participating in such offering.

          (c)  Right to Abandon.  Nothing in this Section 2 shall create any
               ----------------
liability on the part of the Company to the Holders if the Company in its sole discretion should decide not to file a registration statement proposed to be filed pursuant to Section 2(a) hereof or to withdraw such registration statement subsequent to its filing and prior to the later of its effectiveness or the release of the Registrable Shares for public offering by the managing underwriter, in the case of an underwritten public offering, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

          3.  Holdback Agreement.
              -------------------

     If (i) the Company shall file a registration statement with respect to the Common Stock or similar securities or securities convertible into, or exchangeable or exercisable for, such securities and (ii) the Company (in the case of a nonunderwritten public offering by the Company pursuant to such registration statement) advises the Holders in writing that a public sale or distribution of Registrable Shares would materially adversely affect such offering, or the managing underwriter or underwriters (in the case of an underwritten public offering by the Company pursuant to such registration statement) advises the Company in writing (in which case the Company shall notify the Holders) that a public sale or distribution of Registrable Shares would have material adverse impact on such offering, then each Holder shall, to the extent not inconsistent with applicable law, refrain from effecting any public sale or distribution of Registrable Shares during the 10 days prior to the effective date of such registration statement and until the earliest of (A) the abandonment of such offering, (B) 90 days from the effective date of such registration statement and (C) if such offering is an underwritten offering, the termination of any "hold back" period obtained by the underwriter or underwriters in such offering from the Company in connection therewith (each such period, a "Hold Back Period").
                ----------------

          4.  Registration Procedures.  In connection with the registration
              -----------------------
obligations of the Company pursuant to and in accordance with Section 2 hereof (and subject to Section 2 hereof), the Company shall use commercially reasonable efforts to effect such registration to permit the sale of such Registrable Shares in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible (but subject to Section 2 hereof):

          (a) At least ten (10) business days before filing a Registration Statement or prospectus or any amendments or supplements thereto, furnish to the Holders who are participating in such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders and such underwriters (and their respective counsel);

          (b) prepare and file with the SEC a Registration Statement for the sale of the Registrable Shares on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate in accordance with such Holders' intended method or methods of distribution thereof and, subject to the Company's right to terminate or abandon a registration pursuant to Section 2(c) hereof, use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective as provided herein;

          (c) prepare and file with the SEC such amendments (including post-effective amendments) to such Registration Statement, and such supplements to the related Prospectus, as may be required by the rules, regulations or instructions applicable to the Securities Act during the applicable period in accordance with the intended methods of disposition specified by the Holders of the Registrable Shares covered by such Registration Statement, and cause the related Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

          (d) notify the Holders of any Registrable Shares covered by such Registration Statement promptly and (if requested) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such Registration Statement or the related Prospectus or for additional information regarding such Holders,
(iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event that requires the making of any changes in such Registration Statement, Prospectus or documents incorporated or deemed to be incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (e) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Shares for sale in any jurisdiction in the United States;

          (f) furnish to the Holder of any Registrable Shares covered by such Registration Statement, each counsel for such Holders and each managing underwriter, if any, without charge, one conformed copy of such Registration Statement, as declared effective by the SEC, and of each post-effective amendment thereto, in each case including financial statements and schedules and all exhibits and reports incorporated or deemed to be incorporated therein by reference; and deliver, without charge, such number of copies of the preliminary prospectus, any amended preliminary prospectus, each final Prospectus and any post-effective amendment or supplement thereto, as such Holder may reasonably request in order to facilitate the disposition of the Registrable Shares of such Holder covered by such Registration Statement in conformity with the requirements of the Securities Act;

          (g) prior to any public offering of Registrable Shares covered by such Registration Statement, use commercially reasonable efforts to register or qualify such Registrable Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Holders of such Registrable Shares shall reasonably request in writing; provided, however, that the Company shall in no event be required to qualify generally to do business as a foreign corporation or as a dealer in any jurisdiction where it is not at the time so qualified or to execute or file a general consent to service of process in any such jurisdiction where it has not theretofore done so or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then subject;

          (h) upon the occurrence of any event contemplated by paragraph 4(d)(v) above, prepare a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any document incorporated or deemed to be incorporated therein by reference and file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (i) use commercially reasonable efforts to cause all Registrable Shares covered by such Registration Statement to be listed on each securities exchange or automated interdealer quotation system, if any, on which similar securities issued by the Company are then listed or quoted;

          (j) if such offering is an underwritten offering, make available for inspection by any Holder of Registrable Shares included in such Registration Statement, any underwriter participating in any offering pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), such financial
                                                   ----------
and other records and other information, pertinent corporate documents and properties of any of the Company and its subsidiaries and affiliates (collectively, the "Records"), as shall be reasonably necessary to enable them
                    -------
to exercise their due diligence responsibilities; provided, however, that the Records that the Company determines, in good faith, to be confidential and which it notifies the Inspector in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement reasonably satisfactory to the Company; and

          (k) if such offering is an underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) in order to expedite or facilitate the disposition of such Registrable Shares, and in such connection, (i) use commercially reasonable efforts to obtain opinions of counsel to the Company and updates thereof addressed to each selling Holder of Registrable Shares covered by such Registration Statement and each of the underwriters as to the matters customarily covered in opinions requested in underwritten offerings and (ii) use commercially reasonable efforts to obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement). The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

          The Company may require each Holder of Registrable Shares covered by a Registration Statement to furnish such information regarding such Holder and such Holder's intended method of disposition of such Registrable Shares as it may from time to time reasonably request in writing. If any such information is not furnished within a reasonable period of time after receipt of such request, the Company may exclude such Holder's Registrable Shares from such Registration Statement.

          Each Holder of Registrable Shares covered by a Registration Statement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(d)(ii), 4(d)(iii), 4(d)(iv) or 4(d)(v) hereof, that such Holder shall forthwith discontinue disposition of any Registrable Shares covered by such Registration Statement or the related Prospectus until receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(h) hereof, or until such Holder is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be
      ------
resumed, and has received copies of any amended or supplemented Prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such Prospectus (such period during which disposition is discontinued being an "Interruption Period") and, if requested by
                                      -------------------
the Company, the Holder shall deliver to the Company all copies then in its possession, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Shares at the time of receipt of such request.

          Each Holder of Registrable Shares covered by a Registration Statement further agrees not to utilize any material other than the applicable current preliminary prospectus or Prospectus in connection with the offering such Registrable Shares.

          5.  Registration Expenses.  Whether or not any Registration Statement
              ---------------------
is filed or becomes effective, the Company shall pay all costs, fees and expenses incident to the Company's performance of or compliance with this Agreement, including (i) all registration and filing fees, including NASD filing fees, (ii) all fees and expenses of compliance with securities or Blue Sky laws, including reasonable fees and disbursements of counsel in connection therewith,
(iii) printing expenses (including expenses of printing certificates for Registrable Shares and of printing preliminary and final prospectuses if the printing of prospectuses is requested by the Holders or the managing underwriter, if any), (iv) messenger, telephone and delivery expenses, (v) fees and disbursements of counsel for the Company, (vi) fees and disbursements of all independent certified public accountants of the Company (including expense of any "cold comfort" letters required in connection with this Agreement) and all other persons retained by the Company in connection with this Agreement) and all other persons retained by the Company in connection with such Registration Statement, and (vii) all other costs, fees and expenses incident to the Company's performance or compliance with this Agreement. Notwithstanding the foregoing, the fees and expenses of any persons retained by any Holder, including counsel for such Holders, and any discounts, commissions or brokers' fees or fees of similar securities industry professionals and any transfer taxes relating to the disposition of the Registrable Shares by a Holder, will be payable by such Holder and the Company will have no obligation to pay any such amounts.

          6.  Underwriting Requirements. In the case of any underwritten
              -------------------------
offering pursuant to a Piggyback Registration, the Company shall select the institution or institutions that shall manage or lead such offering.

          7.  Indemnification.
              ---------------

              (a)  Indemnification by the Company.  The Company shall, without
                   ------------------------------
limitation as to time, indemnify and hold harmless, to the full extent permitted by law, each Holder of Registrable Shares whose Registrable Shares are covered by a Registration Statement or Prospectus, the officers, directors and agents and employees of each of them, each Person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgment, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or based upon any untrue or alleged
 ------
untrue statement of a material fact contained in such Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished to the Company by or on behalf of such Holder for use therein or by any underwriter; provided, however, that the Company shall not be liable to any such Holder to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if having previously been furnished by or on behalf of the Company with copies of the Prospectus, such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Shares by such Holder to the person asserting the claim from which such Losses arise; provided further, however, that the Company shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if (x) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in all material respects in an amendment or supplement to the Prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or currently with the sale of Registrable Shares.

          (b)  Indemnification by Holder of Registrable Shares.  In connection
               -----------------------------------------------
with any Registration Statement in which a Holder is participating, such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with such Registration Statement or the related Prospectus and agrees to indemnify, to the full extent permitted by law, the Company, its directors, officers, agents or employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the directors, officers, agents or employees of such controlling Persons, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in such Registration Statement or the related Prospectus or any amendment or supplement thereto, or any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, if such untrue or alleged untrue statement or omission or alleged omission is based upon any information so furnished by or on behalf of such Holder to the Company for use in such Registration Statement or Prospectus.

(c)  If any Person shall be entitled to indemnity hereunder (an "Indemnified
                                                                 -----------
Party"), Indemnified Party shall give prompt notice to the party from which
-----
such indemnity is sought (the "Indemnifying Party") of any claim or of the
                               ------------------
commencement of any proceeding with respect to which the Indemnified Party seeks indemnification or contribution pursuant hereto. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party's expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that (i) an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (1) the Indemnifying Party agrees to pay such fees and expenses; (2) the Indemnifying Party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any proceeding (including impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it that are inconsistent with those available to the Indemnifying Party or that a conflict of interest is likely to exist among such Indemnified Party and any other Indemnified Parties (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party); and (ii) subject to clause (3) above, the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the Indemnifying Party, such Indemnified Party shall not be subject to any liability for any settlement made without its consent. The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

          8.  Miscellaneous.
              -------------

          (a)  Termination.  This Agreement and the obligations of the Company
               -----------
and the Holders hereunder (other than Section 7 hereof) shall terminate on the first date on which no Registrable Shares remain outstanding.

          (b)  Notices.  All notices, requests, demands and other communications
               -------
which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

          If to Company, at:        Interpore International, Inc.
                                    181 Technology Drive
                                    Irvine, California 92618-2402
                                    Facsimile:  (949) 453-1884
                                    Attn: Richard L. Harrison

          With a copy to:           Latham & Watkins
                                    650 Town Center Drive
                                    Twentieth Floor
                                    Costa Mesa, California  92626-1925
                                    Facsimile:  (714) 755-8290
                                    Attn: Charles K. Ruck

          If to a Stockholder, at:  The address and facsimile number set forth below such Stockholder's name on the
                                    signature page hereto

          (c)  Interpretation.  When a reference is made in this Agreement to
               --------------
Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". This Agreement shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective parties. All terms defined in this Agreement in the singular shall have the same comparable meanings when used in the plural and vice versa, unless otherwise specified.

          (d)  Entire Agreement; No Third-Party Beneficiaries.  This Agreement
               ----------------------------------------------
constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          (e)  Assignment.  Neither this Agreement nor any of the rights,
               ----------
interests, or obligations hereunder shall be assigned (whether by operation of law or otherwise) by any Holder without the consent of the Company, or by the Company without the consent of Holders of at least a majority in number of the Registrable Shares then outstanding provided that any Holder can assign its rights hereunder to a Permitted Transferee without the consent of the Company. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. In no event shall any transferee of Common Stock be entitled, solely as a result of such transfer, to any of the benefits of this Agreement or to enforce the same.

          (f)  Governing Law.  This Agreement shall be construed, interpreted
               -------------
and the rights of the parties determined in accordance with the laws of the State of Delaware (without reference to the choice of law provisions), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

          (g)  Severability.  Each party agrees that, should any court or other
               ------------
competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby.

          (h)  Cumulative Remedies.  All rights and remedies of either party
               -------------------
hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

          (i)  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, all of which shall be considered one and the same instrument and shall become effective when executed and delivered by each of the parties.

          (j)  Amendments and Waivers.  Except as otherwise provided herein, the
               ----------------------
provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority in number of the Registrable Shares then outstanding.

                           (Signature Page Follows)

          IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.


                                 INTERPORE INTERNATIONAL, INC.


                                 By:
                                    ---------------------------------------
                                    Richard L. Harrison
                                    Senior Vice President, Chief Financial
                                    Officer and Secretary



                                 STOCKHOLDERS


                                    ---------------------------------------
                                    JOHN A. DAWDY

                                    Address:   810 E. Street
                                               San Rafael, California 94901
                                    Fax No.:   _________________



                                    ----------------------------------------
                                    ANDREW G. HOOD

                                    Address:   761 San Carlos Avenue
                                               Mountain View, California 94043
                                    Fax No.:   _________________